Exhibit 99.1

PJT Partners Inc. Reports Record Full Year and Fourth Quarter 2025 Results

Full Year Overview

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Record Revenues, Pretax Income and EPS
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Revenues of $1.71 billion, an increase of 15% from a year ago
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GAAP Pretax Income of $343 million and Adjusted Pretax Income of $357 million, increases of 27% and 28%, respectively, from a year ago
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GAAP Diluted EPS of $6.68 and Adjusted EPS of $6.98, increases of 36% and 39%, respectively, from a year ago

Fourth Quarter Overview

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Record Fourth Quarter Revenues, Pretax Income and EPS
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Revenues of $535 million, an increase of 12% from a year ago
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GAAP Pretax Income of $123 million and Adjusted Pretax Income of $127 million, both increased 19% from a year ago
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GAAP Diluted EPS of $1.97 and Adjusted EPS of $2.55, increases of 8% and 34%, respectively, from a year ago

Headcount, Balance Sheet and Capital Management

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As of December 31, 2025, firm-wide partner headcount of 133 and firm-wide headcount of 1,224, increases of 12% and 7%, respectively, from a year ago
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Record Cash, Cash equivalents and Short-term investments of $586 million at year-end and no funded debt
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Repurchased 2.4 million shares and share equivalents through December 31, 2025

Paul J. Taubman, Chairman and Chief Executive Officer, said, “2025 was a year of record setting performance across the board with record Revenues, record Adjusted Pretax Income and record Adjusted EPS. This strong performance reflects our sustained investment in building the best advisory-focused firm. Given our differentiated mix of businesses and the growth opportunities before us in each of our businesses, our firm remains well positioned to prosper in nearly any market environment. As before, we remain highly confident in our future growth prospects.”

New York, February 3, 2026: PJT Partners Inc. (the “Company,” “PJT Partners,” “we,” “us" or “our”) (NYSE: PJT) today announced its financial results for the full year and quarter ended December 31, 2025.

Media Relations: Jon Keehner Joele Frank, Wilkinson Brimmer Katcher Tel: +1 212.355.4449 PJT-JF@joelefrank.com	Investor Relations: Sharon Pearson PJT Partners Inc. Tel: +1 212.364.7120 pearson@pjtpartners.com

Revenues

The following table sets forth revenues for the three months and year ended December 31, 2025 and 2024:

	Three Months Ended December 31,			Year Ended December 31,
	2025	2024	% Change	2025	2024	% Change
	(Dollars in Millions)
Revenues
Advisory Fees	$473.9	$434.5	9%	$1,500.4	$1,314.0	14%
Placement Fees	53.2	32.4	64%	181.6	146.3	24%
Interest Income & Other	8.1	10.4	(22%)	31.7	32.9	(4%)
Total Revenues	$535.2	$477.3	12%	$1,713.7	$1,493.2	15%

Year Ended

The increase in Advisory Revenues was due to increases in strategic advisory and restructuring revenues.

The increase in Placement Revenues was due to increases in fund placement and corporate placement revenues.

The decrease in Interest Income & Other was principally due to lower interest income as a result of lower interest rates partially offset by more favorable foreign currency rates and an increase in the fair market value of certain equity securities received as part of transaction compensation.

Three Months Ended

The increase in Advisory Revenues was due to an increase in restructuring revenues.

The increase in Placement Revenues was principally due to an increase in fund placement revenues.

The decrease in Interest Income & Other was principally due to a decrease in the fair market value of certain equity securities received as part of transaction compensation.

Expenses

The following tables set forth information relating to the Company’s expenses for the three months and year ended December 31, 2025 and 2024:

	Year Ended December 31,
	2025		2024
	GAAP	As Adjusted	GAAP	As Adjusted
	(Dollars in Millions)
Expenses
Compensation and Benefits	$1,158.0	$1,150.0	$1,032.1	$1,030.0
% of Revenues	67.6%	67.1%	69.1%	69.0%
Non-Compensation	$212.8	$206.9	$190.5	$184.9
% of Revenues	12.4%	12.1%	12.8%	12.4%
Total Expenses	$1,370.8	$1,356.9	$1,222.6	$1,214.8
% of Revenues	80.0%	79.2%	81.9%	81.4%
Pretax Income	$342.9	$356.8	$270.6	$278.3
% of Revenues	20.0%	20.8%	18.1%	18.6%

	Three Months Ended December 31,
	2025		2024
	GAAP	As Adjusted	GAAP	As Adjusted
	(Dollars in Millions)
Expenses
Compensation and Benefits	$356.6	$354.5	$326.0	$323.9
% of Revenues	66.6%	66.2%	68.3%	67.9%
Non-Compensation	$55.6	$54.1	$48.4	$46.6
% of Revenues	10.4%	10.1%	10.1%	9.8%
Total Expenses	$412.3	$408.6	$374.4	$370.5
% of Revenues	77.0%	76.3%	78.4%	77.6%
Pretax Income	$122.9	$126.6	$102.9	$106.8
% of Revenues	23.0%	23.7%	21.6%	22.4%

Compensation and Benefits Expense

Year Ended

GAAP Compensation and Benefits Expense was $1.16 billion compared with $1.03 billion in the prior year. Adjusted Compensation and Benefits Expense was $1.15 billion compared with $1.03 billion in the prior year. The increase in Compensation and Benefits Expense was driven by higher revenues compared with prior year, partially offset by a lower accrual rate.

Three Months Ended

GAAP Compensation and Benefits Expense was $357 million for the current quarter compared with $326 million in the prior year. Adjusted Compensation and Benefits Expense was $354 million compared with $324 million in the prior year. The increase in Compensation and Benefits Expense was driven by higher revenues compared with prior year, partially offset by a lower accrual rate.

Non-Compensation Expense

Year Ended

GAAP Non-Compensation Expense was $213 million compared with $191 million in the prior year. Adjusted Non-Compensation Expense was $207 million compared with $185 million in the prior year.

The increase in GAAP and Adjusted Non-Compensation Expense compared with the prior year was principally due to increases in Occupancy and Related, Travel and Related and Communications and Information Services. Occupancy and Related increased due to the expansion of our global office footprint. Travel and Related increased principally due to increased business related activity. Communications and Information Services increased principally due to continued investments in technology infrastructure, business applications, and higher market data expense.

Three Months Ended

GAAP Non-Compensation Expense was $56 million for the current quarter compared with $48 million in the prior year. Adjusted Non-Compensation Expense was $54 million for the current quarter compared with $47 million in the prior year.

The increase in GAAP and Adjusted Non-Compensation Expense compared with the prior year was principally due to increases in Travel and Related, Occupancy and Related and Communications and Information Services. Travel and Related increased principally due to increased business related activity. Occupancy and Related increased due to the expansion of our global office footprint. Communications and

Information Services increased principally due to continued investments in technology infrastructure, business applications, and higher market data expense.

Provision for Taxes

As of December 31, 2025, the Company owned 62.0% of PJT Partners Holdings LP. The Company is subject to U.S. federal and state corporate income tax while PJT Partners Holdings LP and its operating subsidiaries are subject to certain state, local and foreign income taxes. Refer to Note 11. “Stockholders’ Equity” in the “Notes to Consolidated Financial Statements” in “Part II. Item 8. Financial Statements and Supplementary Data” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 for further information about the corporate ownership structure. The effective tax rate for GAAP Net Income for the three months ended December 31, 2025 and 2024 was 19.3% and 11.6%, respectively. The effective tax rate for GAAP Net Income for the years ended December 31, 2025 and 2024 was 9.7% and 11.9%, respectively.

The effective tax rate for Adjusted Net Income, If-Converted for the years ended December 31, 2025 and 2024 was 14.1% and 20.6%, respectively. The decrease in the effective tax rate was principally due to a greater tax benefit related to the delivery of vested shares at a value in excess of their amortized cost.

Capital Management and Balance Sheet

As of December 31, 2025, the Company held Cash, Cash equivalents and Short-term investments of $586 million and had no funded debt.

During the year ended December 31, 2025, the Company repurchased 1.3 million shares of Class A common stock in the open market, exchanged 796 thousand Partnership Units for cash and net share settled 346 thousand shares of Class A common stock to satisfy employee tax obligations.

In total, during the year ended December 31, 2025, the Company repurchased 2.4 million shares and share equivalents at an average price of $157.18 per share. During the fourth quarter 2025, the Company repurchased 148 thousand share and share equivalents at an average price of $166.89 per share.

As of December 31, 2025, the Company's remaining repurchase authorization of Class A common stock was $82 million.

The Company intends to exchange an additional 850 thousand Partnership Units for cash at an amount to be determined by the volume-weighted average price per share of the Company’s Class A common stock on February 5, 2026, subject to approval by the Board of Directors.

Dividend

The Board of Directors of the Company has declared a quarterly dividend of $0.25 per share of Class A common stock. The dividend will be paid on March 18, 2026 to Class A common stockholders of record as of March 4, 2026.

Quarterly Investor Call Details

PJT Partners will host a conference call on February 3, 2026 at 8:30 a.m. ET to discuss its full year and fourth quarter 2025 results. The conference call can be accessed via the internet at www.pjtpartners.com or by dialing +1 (833) 316-1983 (U.S. domestic) or +1 (785) 838-9310 (international), passcode PJTP4Q25.

For those unable to listen to the live broadcast, a replay will be available following the call at www.pjtpartners.com.

About PJT Partners

PJT Partners is a premier, global, advisory-focused investment bank that was built from the ground up to be different. Our highly experienced, collaborative teams provide independent advice coupled with old-world, high-touch client service. This ethos has allowed us to attract some of the very best talent in the markets in which we operate. We deliver leading advice to many of the world's most consequential companies, effect some of the most transformative transactions and restructurings and raise billions of dollars of capital around the globe to support startups and more established companies. To learn more about PJT Partners, please visit our website at www.pjtpartners.com.

Forward-Looking Statements

Certain material presented herein contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements include certain information concerning future results of operations, business strategies, acquisitions, financing plans, competitive position, potential growth opportunities, potential operating performance improvements, the effects of competition and the effects of future legislation or regulations. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “believe,” “expect,” “opportunity,” “plan,” “intend,” “anticipate,” “estimate,” “predict,” “potential,” “continue,” “may,” “might,” “should,” “could” or the negative of these terms or similar expressions.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict, many of which are outside our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not place undue reliance upon any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (a) changes in governmental regulations and policies; (b) cyber attacks, security vulnerabilities and internet disruptions, including breaches of data security and privacy leaks, data loss and business interruptions; (c) failures of our remote and on-premises computer or communication systems, including as a result of a catastrophic event; (d) the impact of catastrophic events, including business disruptions, pandemics, reductions in employment and an increase in business failures on (1) the U.S. and the global economy and (2) our employees and our ability to provide services to our clients and respond to their needs; (e) the failure of third-party service providers to perform their functions; and (f) volatility in the political and economic environment, including but not limited to inflation, changes to international trade policies, elevated interest rates, potential government shutdowns, and geopolitical or military conflicts.

Any of these factors, as well as such other factors discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the United States Securities and Exchange Commission (“SEC”), as such factors may be updated from time to time in the Company’s periodic filings with the SEC, accessible on the SEC’s website at www.sec.gov, could cause the Company’s results to differ materially from those expressed in forward-looking statements. There may be other risks and uncertainties that the Company is unable to predict at this time or that are not currently expected to have a material adverse effect on its business. Any such risks could cause the Company’s results to differ materially from those expressed in forward-looking statements.

Non-GAAP Financial Measures

The following represent additional performance measures that management uses in making resource allocation and/or compensation decisions. These measures should not be considered substitutes for, or superior to, financial measures prepared in accordance with GAAP.

Management believes the following non-GAAP measures, when presented together with comparable GAAP measures, are useful to investors in understanding the Company’s operating results: Adjusted Pretax Income; Adjusted Net Income, If-Converted, in total and on a per-share basis (referred to as “Adjusted EPS”); Adjusted Compensation and Benefits Expense and Adjusted Non-Compensation Expense. These non-GAAP measures, presented and discussed in this earnings release, remove the impact of: (a) acquisition-related compensation expense; (b) acquisition-related intangible asset amortization; and (c) the net change to the amount the Company has agreed to pay Blackstone Inc. (our "former Parent") related to the net realized cash benefit from certain compensation-related tax deductions. Reconciliations of the non-GAAP measures to their most directly comparable GAAP measures and further detail regarding the adjustments are provided in the Appendix.

To help investors understand the effect of the Company’s ownership structure, the Company has presented Adjusted Net Income, If-Converted. This measure illustrates the impact of taxes on Adjusted Pretax Income, assuming all Partnership Units (excluding Partnership Units in prior year periods that had yet to satisfy certain market conditions) have been exchanged for shares of the Company’s Class A common stock, resulting in all of the Company’s income becoming subject to corporate-level tax, considering both current and deferred income tax effects. This tax rate excludes a number of adjustments, including, but not limited to, the tax benefits of acquisition-related compensation expense and amortization expense.

Appendix

GAAP Condensed Consolidated Statements of Operations (unaudited)

Reconciliations of GAAP to Non-GAAP Financial Data (unaudited)

Summary of Shares Outstanding (unaudited)

Footnotes

PJT Partners Inc.

GAAP Condensed Consolidated Statements of Operations (unaudited)

(Dollars in Thousands, Except Share and Per Share Data)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Revenues
Advisory Fees	$473,869	$434,453	$1,500,376	$1,314,003
Placement Fees	53,155	32,432	181,561	146,258
Interest Income and Other	8,139	10,396	31,734	32,916
Total Revenues	535,163	477,281	1,713,671	1,493,177
Expenses
Compensation and Benefits	356,648	326,022	1,157,953	1,032,070
Occupancy and Related	15,508	13,466	59,705	50,695
Travel and Related	13,005	10,533	45,992	37,003
Professional Fees	9,982	9,607	36,193	37,619
Communications and Information Services(1)	10,248	8,555	37,626	33,138
Depreciation and Amortization	3,443	3,205	13,343	12,799
Other Expenses(1)	3,420	3,013	19,940	19,284
Total Expenses	412,254	374,401	1,370,752	1,222,608
Income Before Provision for Taxes	122,909	102,880	342,919	270,569
Provision for Taxes	23,729	11,883	33,181	32,096
Net Income	99,180	90,997	309,738	238,473
Net Income Attributable to Non-Controlling Interests	45,820	39,693	129,623	104,080
Net Income Attributable to PJT Partners Inc.	$53,360	$51,304	$180,115	$134,393
Net Income Per Share of Class A Common Stock
Basic	$2.07	$2.02	$7.00	$5.28
Diluted	$1.97	$1.83	$6.68	$4.92
Weighted-Average Shares of Class A Common Stock Outstanding
Basic	25,781,199	25,401,719	25,723,840	25,454,445
Diluted	28,786,750	44,948,361	28,610,263	44,105,131

PJT Partners Inc.

Reconciliations of GAAP to Non-GAAP Financial Data (unaudited)

(Dollars in Thousands, Except Share and Per Share Data)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
GAAP Compensation and Benefits Expense	$356,648	$326,022	$1,157,953	$1,032,070
Acquisition-Related Compensation Expense(2)	(2,154)	(2,103)	(7,968)	(2,103)
Adjusted Compensation and Benefits Expense	$354,494	$323,919	$1,149,985	$1,029,967
GAAP Non-Compensation Expense	$55,606	$48,379	$212,799	$190,538
Amortization of Intangible Assets(3)	(1,270)	(1,437)	(5,581)	(5,127)
Spin-Off-Related Payable(4)	(248)	(346)	(314)	(543)
Adjusted Non-Compensation Expense	$54,088	$46,596	$206,904	$184,868

GAAP Pretax Income	$122,909	$102,880	$342,919	$270,569
Acquisition-Related Compensation Expense(2)	2,154	2,103	7,968	2,103
Amortization of Intangible Assets(3)	1,270	1,437	5,581	5,127
Spin-Off-Related Payable(4)	248	346	314	543
Adjusted Pretax Income	$126,581	$106,766	$356,782	$278,342
GAAP Provision for Taxes	$23,729	$11,883	$33,181	$32,096
Non-GAAP Tax Adjustments	(8,974)	9,325	17,255	25,143
Adjusted If-Converted Taxes(5)	$14,755	$21,208	$50,436	$57,239

GAAP Net Income	$99,180	$90,997	$309,738	$238,473
Acquisition-Related Compensation Expense(2)	2,154	2,103	7,968	2,103
Amortization of Intangible Assets(3)	1,270	1,437	5,581	5,127
Spin-Off-Related Payable(4)	248	346	314	543
Add: GAAP Provision for Taxes	23,729	11,883	33,181	32,096
Less: Adjusted If-Converted Taxes(5)	(14,755)	(21,208)	(50,436)	(57,239)
Adjusted Net Income, If-Converted	$111,826	$85,558	$306,346	$221,103

Adjusted Net Income, If-Converted Per Share	$2.55	$1.90	$6.98	$5.02
Weighted-Average Shares Outstanding, If-Converted	43,811,665	44,948,160	43,874,851	44,051,384

PJT Partners Inc.

Summary of Shares Outstanding (unaudited)

The following table provides a summary of weighted-average shares outstanding for the three months and year ended December 31, 2025 and 2024 for both basic and diluted shares. The table also provides a reconciliation to If-Converted Shares Outstanding assuming that all Partnership Units (excluding Partnership Units in prior year periods that had yet to satisfy certain market conditions) and unvested PJT Partners Inc. restricted stock units (“RSUs”) were converted to shares of the Company’s Class A common stock:

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Weighted-Average Shares Outstanding - GAAP
Basic Shares Outstanding, GAAP	25,781,199	25,401,719	25,723,840	25,454,445
Dilutive Impact of Unvested RSUs(6)	3,005,551	3,808,660	2,886,423	2,979,117
Dilutive Impact of Partnership Units(7)	—	15,737,982	—	15,671,569
Diluted Shares Outstanding, GAAP	28,786,750	44,948,361	28,610,263	44,105,131

Weighted-Average Shares Outstanding - If-Converted
Basic Shares Outstanding, GAAP	25,781,199	25,401,719	25,723,840	25,454,445
Unvested RSUs(6)	3,005,551	3,808,660	2,886,423	2,979,117
Partnership Units(8)	15,024,915	15,737,781	15,264,588	15,617,822
If-Converted Shares Outstanding	43,811,665	44,948,160	43,874,851	44,051,384

	As of December 31,
	2025	2024
Fully-Diluted Shares Outstanding(9)	45,655,469	46,675,815

Footnotes

(1)
Certain balances in prior periods have been reclassified to conform to their current presentation. For the three months and year ended December 31, 2024, this resulted in a reclassification of $3.5 million and $13.1 million, respectively, from Other Expenses to Communications and Information Services. There was no impact on either U.S. GAAP EPS or Adjusted EPS as a result of the reclassification.
(2)
This adjustment adds back to GAAP Pretax Income acquisition-related compensation expense for equity-based awards granted in connection with the acquisition of deNovo Partners on October 1, 2024.
(3)
This adjustment adds back to GAAP Pretax Income amounts for the amortization of intangible assets that are associated with the acquisition of PJT Capital LP on October 1, 2015, the acquisition of CamberView on October 1, 2018, and the acquisition of deNovo Partners on October 1, 2024.
(4)
This adjustment adds back to GAAP Pretax Income the net change to the amount the Company has agreed to pay our former Parent related to the net realized cash benefit from certain compensation-related tax deductions. Such amounts are reflected in Other Expenses in the Condensed Consolidated Statements of Operations.
(5)
Represents taxes on Adjusted Pretax Income, assuming all Partnership Units (excluding the unvested Partnership Units in prior year periods that had yet to satisfy market conditions) have been exchanged for shares of the Company’s Class A common stock, resulting in all of the Company’s income becoming subject to corporate-level tax, considering both current and deferred income tax effects. This tax rate excludes a number of adjustments, including, but not limited to, the tax benefits of acquisition-related compensation expense and amortization expense.
(6)
Represents the dilutive impact under the treasury stock method of unvested RSUs that have a remaining service requirement.
(7)
Represents the dilutive impact, assuming the conversion of vested Partnership Units, unvested Partnership Units with a remaining service requirement, and Partnership Units that achieved certain market conditions as if those conditions were achieved as of the beginning of the reporting period.
(8)
Represents the number of shares assuming the conversion of all Partnership Units, including Partnership Units that achieved certain market conditions as of the date those conditions were achieved.
(9)
Assumes all Partnership Units and unvested RSUs have been converted to shares of the Company’s Class A common stock.

Note: Amounts presented in tables above may not add or recalculate due to rounding.